QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

701 B Street, Suite 2100 San Diego, California 92101-8197 Tel: (619) 236-1234 Fax: (619) 696-7419 www.lw.com
[Logo of Latham & Watkins LLP]
FIRM / AFFILIATE OFFICES
	Boston	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
Washington, D.C.
File No. 036134-0021

February 6, 2004

PETCO Animal Supplies, Inc.
9125 Rehco Road
San Diego, California 92121

  Re:
  Registration Statement on Form S-3 of PETCO Animal Supplies, Inc.

Ladies and Gentlemen:

        In connection with the registration by PETCO Animal Supplies, Inc., a Delaware corporation (the "Company"), of 12,226,909 shares of common stock, par value $0.001 per share (the "Shares"), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on February 6, 2004 (the "Registration Statement") to register certain resales of the Shares by the selling stockholders named in the Registration Statement, you have requested our opinion set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

        As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

        Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                          Very truly yours,

                          /s/ LATHAM & WATKINS LLP

QuickLinks

  Exhibit 5.1